EXHIBIT 23(A)

                               CONSENT OF KPMG LLP

We consent to incorporation by reference in this Registration Statement on Form S-8 of Oxford Health Plans, Inc. of our reports dated February 23, 1998, relating to the consolidated statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss), and cash flows of Oxford Health Plans, Inc. for the year ended December 31, 1997, and the related consolidated financial statement schedules, which reports appear in the December 31, 1999 annual report on Form 10-K of Oxford Health Plans, Inc.

                                                           /s/ KPMG LLP


Stamford, Connecticut
August 2, 2000


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